SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 5)*

Delek US Holdings, Inc.
(Name of Issuer)

Common Stock, par value $.01 per share
(Title of Class of Securities)

24665A103
(CUSIP Number)

Jesse A. Lynn, Esq.
General Counsel
Icahn Enterprises L.P.
16690 Collins Avenue, Suite PH-1
Sunny Isles Beach, FL 33160
(305) 422-4131

(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

March 19, 2021
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d‑7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

Item 1. Security and Issuer

The Schedule 13D filed with the Securities and Exchange Commission on March 19, 2020 (the “Schedule 13D”), by CVR Energy, Inc., IEP Energy LLC, IEP Energy Holding LLC, American Entertainment Properties Corp., Icahn Building LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn (collectively, the "Reporting Persons"), with respect to the shares of common stock, par value $0.01 per share (“Shares”), of Delek US Holdings, Inc. (the “Issuer”), is hereby amended to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4. Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended to add the following at the end thereof:

On March 19, 2021, CVI issued a press release containing an open letter to the Chairman of the Board of the Issuer, a copy of which is filed herewith as an exhibit and incorporated herein by reference.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CVR ENERGY, INC. AND AFFILIATES FROM THE STOCKHOLDERS OF DELEK US HOLDINGS, INC. FOR USE AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF DELEK US HOLDINGS, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF DELEK US HOLDINGS, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED BY CVR ENERGY, INC. AND AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 2021.

Item 7. Material to be Filed as Exhibits

1 Press release issued by CVR Energy, Inc. on March 19, 2021.

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: March 19, 2021

CVR ENERGY, INC.

By: /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief Financial Officer

IEP ENERGY LLC
By: IEP Energy Holding LLC
By: American Entertainment Properties Corp., its sole member

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

IEP ENERGY HOLDING LLC
By: American Entertainment Properties Corp., its sole member

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

AMERICAN ENTERTAINMENT PROPERTIES CORP.

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN BUILDING LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN ENTERPRISES G.P. INC.

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

BECKTON CORP.

By: /s/ Irene March
Name: Irene March
Title: Vice President

/s/ Carl C. Icahn_____________
CARL C. ICAHN

[Signature Page of Amendment No. 5 to Schedule 13D – Delek US Holdings, Inc.]

CVR Energy Releases Open Letter to Uzi Yemin, Chairman of the Board of Delek US Holdings, lnc.
SUGAR LAND, Texas. March 19, 2021 – CVR Energy, Inc. (NYSE: CVI) today released the following open letter to Uzi Yemen, Chairman of the Board of Delek US Holdings, Inc. (NYSE: DK):

March 19, 2021

Via Email
Uzi Yemin
Chairman of the Board
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027

Re: An Open Letter to Uzi (Mr. 5%) Yemin:
You Can Run But You Can’t Hide (from Your Stockholders)
Dear Uzi:

On March 1, 2021, we sent Delek US Holdings, Inc. (“Delek” or the “Company”) a letter asking for information relating to your compensation from Delek and its subsidiary, Delek Logistics Partners (“Logistics”).

We did so because in our opinion the publicly available information on your compensation is—to put it mildly—both highly unsettling and murky.

Delek’s public filings indicate that you received total compensation of nearly $54 million from 2013 to 2020. We believe that is an enormous amount of compensation for the Chief Executive of a company that has made as many apparent blunders as Delek has made over those years.

But what makes that number even more incredible in our view is that it apparently does not include the approximate $27 million you received (apparently in cash) from the 5% general partnership stake in Logistics that was somehow given to you. Since you were paid extremely well by Delek, it seems impossible to understand why you also received an ultimate 5% general partner interest in Logistics—a subsidiary of Delek. Obviously, you wanted more than you were already being paid by the Company, but since part of your responsibilities to the Company was to manage Logistics as well, why should you have been paid additional sums for that? Moreover, not only did you receive yearly partnership distributions for your 5% stake, but when the Company and Logistics fixed some of the more egregious aspects of their relationship, you apparently ended up pocketing over $21 million for your stake.

As we noted in our March 1st and prior letters, while the stockholders of Delek have suffered through a series of poor management decisions, you personally have done extremely well. Particularly troublesome are decisions to drop down assets to Logistics at what seem to us to be very low valuations. Such drop downs are not in the interest of Delek’s stockholders. They were, however, in your personal economic interest because they swelled the coffers of Logistics’ general partner—of which you held 5%. And it appears that they also served to spike the value of that interest in the months before the Company repurchased it for over $21 million.

Delaware law allows stockholders to inspect the books and records of corporations so that they can better understand whether their company is being managed properly. We followed that law to ask Delek to produce a reasonable number of documents that would allow us to better understand why you were paid so much and why you received, and so greatly benefited from, the 5% interest.

Among other things, we thought these documents would allow us—and our fellow stockholders—to better assess whether Delek’s supposedly independent directors are doing their jobs well, or whether, as we believe is likely, you tend to steamroll over them, almost inevitably getting your way. If the latter is the case, then the Company clearly needs directors with far more backbone; directors who are willing to tell you “no” no matter how much pressure you apply to them.

We understand that you claim this is all nonsense—that you are actually underpaid; that the independent directors are fully willing to challenge your pay demands; that the Company is well managed and that its economic failings are the fault of market conditions or the mistakes of others or other problems totally unrelated to your actions.

But if that is the case, what do you have to hide? Why not simply produce the documents if they should back your position? Why hire legions of lawyers billing at close to $2,000 per hour to fight our request? Why not show us the documents—we agreed up front not to share any documents you think are confidential without permission from the Company or the approval by a court?

Yet, as of right now, the Company is refusing to produce even the most innocuous documents to us. For example, it will not even produce documents showing us the Company’s calculations of your total compensation over this period. That can’t be secret, can it? But for some reason you are saying “No.” That response, Mr. Yemin, causes us—and we suspect other stockholders—to ask, “what is he hiding?”

It also raises other questions. For example, have the “independent” directors on your board agreed to this? Have you even asked them? Do they know about the large legal bills that Delek is now incurring to keep from producing even one document? Do they really think that this information is too secret for stockholders to know? Or perhaps do all of you view it as being simply too embarrassing? Or is it perhaps the case that you are unilaterally making these decisions without seeking input?

We cannot know what the answers to these and similar questions are. All we can do is to note that none of the documents we’ve requested seems particularly confidential or is likely to hurt the Company if the information becomes public. Thus, we have to ask: Why the secrecy? Why all the expensive lawyers?

Calouste Gulbenkian, the original Mr. 5%, was able to refuse to answer questions about the sources of his income. If he found questions to be offensive, he could simply board his yacht and steam away to some friendlier jurisdiction. But Delek is a Delaware corporation; its stockholders have rights and even the most imperial chief executives are subject to having their stockholders recall them to their duty. You might believe that legions of lawyers will protect you but you should keep in mind, it’s not the lawyers—no matter how overpaid—who vote in corporate elections. It is the stockholders.

The immortal Joe Louis famously said about an opponent, “he can run but he can’t hide.” And Mr. Yemin, you can’t hide here. You are going to have to face your stockholders whether you like it or not.

In addition, while we have no desire to enrich your Praetorian Guard of white-shoe lawyers (especially given our 15% ownership of the Company’s stock which means that we will be effectively paying 15% of their bills), if you continue to refuse to discuss this matter with us reasonably we will have no choice but to pursue it in court.

So, we suggest that you pick up the phone, give us a call and rationally discuss our list of requested documents with us. We also continue to be willing to try to resolve the pending proxy contest in a reasonable way that is stockholder friendly if you want to talk about that.

It’s up to you, Mr. Yemin. The stockholders will be watching.

Sincerely,

CVR ENERGY, INC.

/s/ David L. Lamp

David L. Lamp
President and Chief Executive Officer

Additional Information and Where to Find it; Participants in the Solicitation

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CVR ENERGY, INC. AND AFFILIATES FROM THE STOCKHOLDERS OF DELEK US HOLDINGS, INC. FOR USE AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF DELEK US HOLDINGS, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF DELEK US HOLDINGS, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED BY CVR ENERGY, INC. AND AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 2021.

IMPORTANT DISCLOSURE INFORMATION

THIS LETTER CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SECURITIES OF DELEK US HOLDINGS, INC. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. THE ACTUAL PERFORMANCE AND RESULTS OF DELEK US HOLDINGS, INC. MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR LONG POSITIONS, OR INCREASE OUR LONG EXPOSURE BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING DELEK US HOLDINGS, INC. WITHOUT UPDATING THIS LETTER OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE LAW).

THE INFORMATION CONTAINED ABOVE IS NOT AND SHOULD NOT BE CONSTRUED AS INVESTMENT ADVICE AND DOES NOT PURPORT TO BE AND DOES NOT EXPRESS ANY OPINION AS TO THE PRICE AT WHICH THE SECURITIES OF DELEK US HOLDINGS, INC. MAY TRADE AT ANY TIME. THE INFORMATION AND OPINIONS PROVIDED ABOVE SHOULD NOT BE TAKEN AS SPECIFIC ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. INVESTORS SHOULD MAKE THEIR OWN DECISIONS REGARDING DELEK US HOLDINGS, INC. AND THEIR PROSPECTS BASED ON SUCH INVESTORS’ OWN REVIEW OF PUBLICLY AVAILABLE INFORMATION AND SHOULD NOT RELY ON THE INFORMATION CONTAINED ABOVE. NEITHER CVR ENERGY, INC. NOR ANY OF ITS AFFILIATES ACCEPTS ANY LIABILITY WHATSOEVER FOR ANY DIRECT OR CONSEQUENTIAL LOSS HOWSOEVER ARISING, DIRECTLY OR INDIRECTLY, FROM ANY USE OF THE INFORMATION CONTAINED ABOVE.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this letter are forward-looking statements including, but not limited to, statements that are predictions of or indications of future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward- looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified under the sections entitled “Risk Factors” in Delek US Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, filed by Delek US Holdings, Inc. with the Securities and Exchange Commission on March 1, 2021, as well as the factors identified in Delek US Holdings, Inc.’s other public filings, including the Preliminary Proxy Statement filed by Delek US Holdings, Inc. with the Securities and Exchange Commission on March 3, 2021 with respect to its 2021 Annual Meeting of Stockholders. Such forward-looking statements should therefore be considered in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 36 percent of the common units of CVR Partners.
For further information, please contact:

Investor Contact:
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com